UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

CAB-TIVE ADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138869	20-5609647
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2921 N. Tenaya Way, Suite 211

Las Vegas, Nevada 89128

(Address of principal executive office)

(702) 281-7850

(Registrant's telephone number, including area code)

________________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders

The Board of Directors of Cab-Tive Advertising, Inc. approved the filing of a Certificate of Change Pursuant to NRS 78.209 increasing the number of authorized shares of Common Stock from 70,000,000 to 700,000,000 and effecting a ten-for-one forward split of the Registrant’s outstanding shares of common stock.  Approval of the Registrant’s stockholders was not required to be obtained as authorized by NRS Section 78.207.  The forward split was effective as of the close of business on October 19, 2007.  As a result of the forward stock split, each share of the Registrant’s common stock outstanding on such date will be split into ten shares of the Registrant’s common stock.

A copy of the Certificate of Change Pursuant to NRS 78.209 is filed herewith as Exhibit 3.1

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 19, 2007, the Registrant filed a Certificate of Change Pursuant to NRS 78.209 to increase the number of authorized shares of Common Stock from 70,000,000 to 700,000,000 and provide for a ten for one forward split of the Registrant’s shares of common stock outstanding on such date.  A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

The following exhibit is filed as part of this report:

3.1  Certificate of Change Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAB-TIVE ADVERTISING, INC.

Date:  October 19, 2007

By:/s/ Brian Blaszczak

Brian Blaszczak,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209

4